EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. James Shepard, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Typhoon Tunes Inc. hereby certifies that:

1.  the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Typhoon Tunes Inc.

                                           TYPHOON TUNES INC., Registrant

                                 Dated: July 29, 2006    /s/ James Shepard
                                                    By: James Shepard, President, Principal Executive Officer,
                                                    Treasurer, Chief Financial Officer, Principal Accounting Officer and Director